SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 10, 2016

Date of report (Date of earliest event reported)

____________________________________

BIOLIFE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36362	94-3076866
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021

(Address of principal executive offices, including zip code)

(425) 402-1400

(Registrant’s telephone number, including area code)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 10, 2016, BioLife Solutions, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at its principal executive office in Bothell, Washington. At the Annual Meeting, the Company’s stockholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 30, 2016:

Proposal 1: Election of Directors.

The Company’s stockholders elected the following directors to hold office until the 2017 Annual Meeting:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael Rice	6,787,518	104,301	2,873,323
Raymond Cohen	6,786,809	105,010	2,873,323
Andrew Hinson	6,868,036	23,783	2,873,323
Joseph Schick	6,868,039	23,780	2,873,323
Rick Stewart	6,868,046	23,773	2,873,323
Thomas Girschweiler	6,788,944	102,875	2,873,323

Proposal 2: Approval of Compensation of Named Executive Officers (Say on Pay).

The Company’s stockholders approved the non-binding advisory vote on the compensation of our named executive officers, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,714,824	172,930	4,065	2,873,323

Proposal 3: Ratification of Auditors.

The Company’s stockholders ratified the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2016, as set forth below:

Votes For	Votes Against	Abstain
9,556,180	54,078	154,884

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Dated: May 12, 2016	By:	/s/ Roderick de Greef
Roderick de Greef
Chief Financial Officer and Secretary